Exhibit 99.1

PRESS RELEASE

FOR RELEASE 7/30/07 @ 1:05PM

AnalogicTech Reports Financial Results for the Second Quarter 2007

Company Reports Record Revenue of $25.8 Million; up 22% sequentially

Sunnyvale, CA – July 30, 2007 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the second quarter ended June 30, 2007.

All financial results are reported in accordance with accounting principles generally accepted in the United States of America.

Revenue for the second quarter of 2007 was $25.8 million, an increase of 18% over revenue of $21.8 million for the second quarter of 2006 and a sequential increase of 22% over revenue of $21.1 million for the first quarter of 2007.

Net loss for the second quarter of 2007 was $0.9 million, or $0.02 per diluted share. This compares to net income of $1.2 million, or $0.03 per diluted share, for the second quarter of 2006, and a net loss of $2.8 million, or $0.06 per diluted share, for the first quarter of 2007. The Company recorded stock-based compensation expense of $1.7 million, $1.5 million and $1.7 million in the second quarter of 2007, the second quarter of 2006 and the first quarter of 2007, respectively.

AnalogicTech reported gross margins of 55.1% for the second quarter of 2007, compared to 59.9% for the second quarter of 2006 and 52.9% for the first quarter of 2007. The Company ended the quarter with $109.9 million in cash, cash equivalents, and short-term investments.

“We are very pleased to report record quarterly revenue,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Revenue surpassed our expectations and was driven by strong end market demand, with particular strength in Korea and China. During the quarter we continued to expand our offering of new higher voltage products, introducing two new 12V devices using our patented process technology ModularBCD™. We are very enthusiastic about

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this new generation of products as it opens additional market opportunities for AnalogicTech across a wide range of industrial applications as well as high powered portable systems. We continue to be encouraged by the level of interest in our power management solutions and believe we have a robust product portfolio that addresses a full spectrum of end market applications.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter ending September 30, 2007, AnalogicTech estimates revenue in the range of $26.0 to $28.0 million, and net income of breakeven to $0.02 per diluted share. The third quarter 2007 estimates include pre-tax quarterly share-based compensation expense of $1.7 to $1.9 million. For the second half of 2007, AnalogicTech estimates revenue in the range of $53 to $56 million.

Conference Call Details

The AnalogicTech second quarter 2007 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time on Monday, July 30, 2007. To participate in the live call, analysts and investors should dial (800) 219-6110 or (303) 262-2137 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the Company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Friday, August 3, 2007, by dialing (800) 405-2236 and entering the passcode: 11093184#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11093184#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of power management semiconductors for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, and digital audio players. The Company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech is headquartered in Sunnyvale, California, with offices in Beijing, Hong Kong, Japan, Shanghai, Shenzhen, South Korea, Sweden, and Taiwan, as well as a worldwide network of sales representatives and distributors. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech—F)

For More Information
Investor Contacts:
Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2006. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

NOTE: AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Jun. 30 2007	Dec. 31 2006 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51,424	$58,121
Short term investments	58,469	49,566

Total cash, cash equivalents and short term investments	109,893	107,687
Accounts receivable, net	11,803	11,037
Inventories	11,515	8,480
Prepaid expenses and other current assets	1,955	2,223
Restricted cash	700	700
Deferred income tax assets—current	867	857

Total current assets	136,733	130,984
Property and equipment, net	3,603	2,812
Goodwill	16,792	16,775
Intangible assets, net	2,707	3,287
Other assets	1,481	1,375
Deferred income tax assets—noncurrent	7,684	5,965

	$169,000	$161,198

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,228	$6,968
Accrued liabilities	7,434	6,852
Income tax payable	872	1,250

Total current liabilities	19,534	15,070
Long-term income tax payable	2,375	—
Long-term debt and capital lease obligations	118	191
Other long-term liabilities	20	—

Total liabilities	22,047	15,261

Total stockholders’ equity	146,953	145,937

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$169,000	$161,198

*	Amounts as of December 31, 2006 were derived from the December 31, 2006 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended		Six Months Ended
	Jun. 30 2007	Jun. 30 2006	Jun. 30 2007	Jun. 30 2006
REVENUE	$25,837	$21,818	$46,945	$40,107
Cost of revenue	11,612	8,752	21,544	15,886

GROSS PROFIT	14,225	13,066	25,401	24,221
OPERATING EXPENSES:
Research and development	7,572	5,788	14,675	11,843
Sales, general and administrative	6,597	5,839	12,799	11,013
Patent litigation	1,488	1,375	3,077	1,757

Total operating expenses	15,657	13,002	30,551	24,613

INCOME (LOSS) FROM OPERATIONS	(1,432)	64	(5,150)	(392)

INTEREST AND OTHER INCOME (EXPENSES), NET	1,354	1,406	2,452	2,654

INCOME (LOSS) BEFORE INCOME TAXES	(78)	1,470	(2,698)	2,262
PROVISION FOR INCOME TAXES	813	266	944	312

NET INCOME (LOSS)	$(891)	$1,204	$(3,642)	$1,950

NET INCOME (LOSS) PER SHARE:
Basic	$(0.02)	$0.03	$(0.08)	$0.05

Diluted	$(0.02)	$0.03	$(0.08)	$0.04

WEIGHTED AVERAGE SHARES USED IN
NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	44,602	43,364	44,461	43,180

Diluted	44,602	46,818	44,461	46,629

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:
Cost of revenues	$66	$59	$131	$146
Research and development	662	624	1,273	1,181
Sales, general and administrative	1,019	803	2,053	1,566

	$1,747	$1,486	$3,457	$2,893